             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

                   -----------------------

                         FORM 8-A


   FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
       PURSUANT TO SECTION 12(b) or 12(g) OF THE
            SECURITIES EXCHANGE ACT OF 1934


                Cumberland Mountain Bancshares, Inc.
----------------------------------------------------------------
    (Exact Name of Registrant as Specified in Its Charter)


      Tennessee                                    31-1499488
----------------------------------------------------------------
(State of Incorporation or Organization)         (I.R.S. Employer
                                              Identification no.)

1431 Cumberland Avenue, Middlesboro, Kentucky             40961
----------------------------------------------------------------
(Address of Principal Executive Offices)              (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A(c)(1) please check the following box.  [  ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2)
please check the following box.     [  ]


Securities to be registered pursuant to Section 12(b) of the Act:

                           None
                           ----

Securities to be registered pursuant to Section 12(g) of the Act:

              Common Stock, par value $.01 per share
              --------------------------------------
                         (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

     The information required by this Item is included under the captions "Description of Capital Stock of the Company" (pages 104-105), "Dividend Policy" (pages 9-10), "Market for the Common Stock" (page 10), "Restrictions on Acquisition of the Company -- Restrictions in the Company's Charter and Bylaws" (page 103), "The Conversion and Reorganization -- Certain Restrictions on Purchase or Transfer of Shares after the Conversion and Reorganization" (pages 93-94), and "Comparison of Stockholders Rights" (pages 94-102) of the Prospectus included as part of the Registrant's Registration Statement on Form SB-2, File No. 333-18665, declared effective on February 11, 1997 (the "Form SB-2"), which information is incorporated herein by reference.

Item 2.  Exhibits.

     The following documents are either filed or incorporated by reference as exhibits to this registration statement as indicated:

       1.   Specimen Common Stock Certificate.

       2.   (a)   Charter (incorporated by reference to Exhibit
                  3.1 to Registration Statement on the Form SB-2
                  (File No. 333-18665)).

            (b)   Bylaws (incorporated by reference to Exhibit
                  3.2 to the Registration Statement on Form SB-2
                  (File No. 333-18665)).

                           SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                             Cumberland Mountain Bancshares, Inc.
                             ------------------------------------
                             (Registrant)



Date:   March 24, 1997       By: /s/ James J. Shoffner
                                 ----------------------------------
                                 James J. Shoffner
                                 President and Chief Managing
                                 Officer